CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT

         Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of The Jundt Growth Fund, Inc., does hereby certify, to such officer's knowledge, that the report on Form N-CSR of The Jundt Growth Fund, Inc. for the period ended December 31, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of The Jundt Growth Fund, Inc.


 /s/ Marcus E. Jundt                       /s/ Gerald M. Fitterer
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Marcus E. Jundt                           Gerald M. Fitterer
President, The Jundt Growth Fund, Inc.    Treasurer, The Jundt Growth Fund, Inc.

Dated:   March 8, 2005
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